FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                                  CINERGY CORP.

                                  CONSOLIDATED



                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6

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
                                  CINERGY CORP.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                   Pro Forma
                                                                              Actual              Adjustments            Pro Forma
                                                                                  (in thousands, except per share amounts)
OPERATING REVENUES
Electric .........................................................          $ 2,768,706           $      --             $ 2,768,706
Gas ..............................................................              474,034                  --                 474,034
                                                                            -----------           -----------           -----------
                                                                              3,242,740                  --               3,242,740

OPERATING EXPENSES
Fuel used in electric production .................................              713,250                  --                 713,250
Gas purchased ....................................................              249,116                  --                 249,116
Purchased and exchanged power ....................................              158,838                  --                 158,838
Other operation ..................................................              598,434                  --                 598,434
Maintenance ......................................................              193,908                  --                 193,908
Depreciation .....................................................              282,763                  --                 282,763
Amortization of phase-in deferrals ...............................               13,598                  --                  13,598
Post-in-service deferred operating
expenses - net ...................................................               (1,509)                 --                  (1,509)
Income taxes .....................................................              218,269                  --                 218,269
Taxes other than income taxes ....................................              257,815                  --                 257,815
                                                                            -----------           -----------           -----------
                                                                              2,684,482                  --               2,684,482

OPERATING INCOME .................................................              558,258                  --                 558,258

OTHER INCOME AND EXPENSES - NET
Allowance for equity funds used during
construction .....................................................                1,225                  --                   1,225
Post-in-service carrying costs ...................................                1,223                  --                   1,223
Phase-in deferred return .........................................                8,372                  --                   8,372
Equity in earnings of unconsolidated subsidiary ..................               25,430                  --                  25,430
Income taxes .....................................................               19,536                 5,481                25,017
Other - net ......................................................              (40,464)                 --                 (40,464)
                                                                            -----------           -----------           -----------
                                                                                 15,322                 5,481                20,803

INCOME BEFORE INTEREST AND OTHER CHARGES .........................              573,580                 5,481               579,061

INTEREST AND OTHER CHARGES
Interest on long-term debt .......................................              190,617                  --                 190,617
Other interest ...................................................               31,169                15,660                46,829
Allowance for borrowed funds used
during construction ..............................................               (6,183)                 --                  (6,183)
Preferred dividend requirements of
subsidiaries .....................................................               23,180                  --                  23,180
                                                                            -----------           -----------           -----------
                                                                                238,783                15,660               254,443

NET INCOME .......................................................          $   334,797           $   (10,179)          $   324,618

COSTS OF REACQUISITION OF PREFERRED
STOCK OF SUBSIDIARY ..............................................              (18,391)                 --                 (18,391)
                                                                            -----------           -----------           -----------

NET INCOME APPLICABLE TO COMMON STOCK ............................          $   316,406           $   (10,179)          $   306,227

AVERAGE COMMON SHARES OUTSTANDING ................................              157,678               157,678

EARNINGS PER COMMON SHARE
Net Income .......................................................          $      2.12           $     (0.06)          $      2.06

Costs of reacquisition of preferred stock
of subsidiary ....................................................                (0.12)                 --                   (0.12)
                                                                            -----------           -----------           -----------

Net Income Applicable to Common Stock ............................          $      2.00           $     (0.06)          $      1.94

DIVIDENDS DECLARED PER COMMON SHARE ..............................          $      1.74
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
                                  CINERGY CORP.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                    Pro Forma
                                                                                Actual             Adjustments            Pro Forma
                                                                                              (dollars in thousands)
UTILITY PLANT - ORIGINAL COST
In service
Electric .........................................................            $8,809,786            $     --              $8,809,786
Gas ..............................................................               713,829                  --                 713,829
Common ...........................................................               185,255                  --                 185,255
                                                                              ----------            ----------            ----------

                                                                               9,708,870                  --               9,708,870
Accumulated depreciation .........................................             3,591,858                  --               3,591,858
                                                                              ----------            ----------            ----------
                                                                               6,117,012                  --               6,117,012

Construction work in progress ....................................               172,614                  --                 172,614
                                                                              ----------            ----------            ----------
Total utility plant ..............................................             6,289,626                  --               6,289,626

CURRENT ASSETS
Cash and temporary cash investments ..............................                19,327               261,006               280,333
Restricted deposits ..............................................                 1,721                  --                   1,721
Accounts receivable less accumulated
provision for doubtful accounts of $10,618 .......................               199,361                  --                 199,361
Materials, supplies and fuel
- at average cost
Fuel for use in electric production ..............................                71,730                  --                  71,730
Gas stored for current use .......................................                32,951                  --                  32,951
Other materials and supplies .....................................                80,292                  --                  80,292
Property taxes applicable to subsequent year .....................               123,580                  --                 123,580
Prepayments and other ............................................                37,049                  --                  37,049
                                                                              ----------            ----------            ----------
                                                                                 566,011               261,006               827,017

OTHER ASSETS
Regulatory Assets
Amounts due from customers - income taxes ........................               377,194                  --                 377,194
Post-in-service carrying costs and
deferred operating expenses ......................................               186,396                  --                 186,396
Coal contract buyout costs .......................................               138,171               138,171
Deferred demand-side management costs ............................               134,742                  --                 134,742
Phase-in deferred return and depreciation ........................                95,163                  --                  95,163
Deferred merger costs ............................................                93,999                  --                  93,999
Unamortized costs of reacquiring debt ............................                70,518                  --                  70,518
Other ............................................................                72,483                  --                  72,483
Investment in unconsolidated subsidiary ..........................               592,660               592,660
Other ............................................................               231,551                  --                 231,551
                                                                              ----------            ----------            ----------
                                                                               1,992,877                  --               1,992,877

                                                                              $8,848,514            $  261,006            $9,109,520
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
                                  CINERGY CORP.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                  Pro Forma
                                                                              Actual             Adjustments               Pro Forma
                                                                                             (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.01 par value;
Authorized shares - 600,000,000
Outstanding shares - 157,679,129 Actual .......................           $     1,577            $      --              $     1,577
Paid-in capital ...............................................             1,590,735                   --                1,590,735
Retained earnings .............................................               992,273                (10,179)               982,094
Cumulative foreign currency translation
adjustment ....................................................                  (131)                  --                     (131)
                                                                          -----------            -----------            -----------
Total common stock equity .....................................             2,584,454                (10,179)             2,574,275

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
Not subject to mandatory redemption ...........................               194,232                   --                  194,232

LONG-TERM DEBT ................................................             2,534,978                   --                2,534,978
                                                                          -----------            -----------            -----------
Total capitalization ..........................................             5,313,664                (10,179)             5,303,485

CURRENT LIABILITIES
Long-term debt due within one year ............................               140,000                   --                  140,000
Notes payable .................................................               713,617                261,006                974,623
Accounts payable ..............................................               305,420                   --                  305,420
Litigation settlement .........................................                  --                     --                     --
Accrued taxes .................................................               323,059                 (5,481)               317,578
Accrued interest ..............................................                55,590                 15,660                 71,250
Other .........................................................               114,653                   --                  114,653
                                                                            1,652,339                271,185              1,923,524

OTHER LIABILITIES
Deferred income taxes .........................................             1,146,263                   --                1,146,263
Unamortized investment tax credits ............................               175,935                   --                  175,935
Accrued pension and other postretirement
benefit costs .................................................               263,319                   --                  263,319
Other .........................................................               296,994                   --                  296,994
                                                                          -----------            -----------            -----------
                                                                            1,882,511                   --                1,882,511

                                                                          $ 8,848,514            $   261,006            $ 9,109,520
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
                                CINERGY CORP.
                             PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
                                               YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro Forma
                                                                                 Actual             Adjustments           Pro Forma
                                                                                              (dollars in thousands)

BALANCE DECEMBER 31, 1995 .........................................            $ 950,216             $   --               $ 950,216

Net income ........................................................              334,797              (10,179)              324,618
Dividends on common stock .........................................             (274,358)                --                (274,358)
Costs of reacquisition of preferred stock
of subsidiary .....................................................              (18,391)                --                 (18,391)
Other .............................................................                    9                 --                       9
                                                                               ---------             --------             ---------


BALANCE DECEMBER 31, 1996 .........................................            $ 992,273             $(10,179)            $ 982,094
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                                  CINERGY CORP.

     Pro Forma Consolidated Journal Entries to Give Effect to the Borrowing
                        of Up to $453,300,000 from Banks


                                   Entry No. 1

Cash and temporary cash investments          $261,005,933
     Notes payable                                       $261,005,933

To record the  issuance of notes  payable of The Union  Light,  Heat,  and Power
Company,  The West Harrison Gas and Electric Company,  Lawrenceburg Gas Company,
Miami Power Corporation, and PSI Energy, Inc. net of $147,129,000 of notes payable outstanding as of December 31, 1996.


                                   Entry No. 2

Other interest                               $ 15,660,356
     Accrued interest                                    $ 15,660,356

To record interest on $261,005,933 of notes payable at 6% per annum.

                                   Entry No. 3

Accrued taxes                                $  5,481,125
     Income taxes                                        $  5,481,125

To record the reduction in income taxes due to increased interest expense on notes payable.
($15,660,356 at an assumed tax rate of 35%).